Joint Filer Information

NAME: GLG Partners Limited

ADDRESS:  c/o GLG Partners LP
           1 Curzon Street
           London W1J 5HB
           England

DESIGNATED FILER: GLG Partners LP

ISSUER AND TICKER SYMBOL: Bookham Inc. (BKHM)

DATE OF EVENT REQUIRING STATEMENT: December 21, 2005

SIGNATURE:

                        By:  /s/ Noam Gottesman
                            -------------------------
                        Name:  Noam Gottesman
                        Title: Managing Director



                        By:  /s/ Victoria Parry
                             -------------------------
                        Name:  Victoria Parry
                        Title: Senior Legal Counsel

                             Joint Filer Information

NAME: Noam Gottesman

ADDRESS:  c/o GLG Partners LP
           1 Curzon Street
           London W1J 5HB
           England

DESIGNATED FILER: GLG Partners LP

ISSUER AND TICKER SYMBOL: Bookham Inc. (BKHM)

DATE OF EVENT REQUIRING STATEMENT: December 21, 2005

SIGNATURE:        /s/ Noam Gottesman
                 -------------------------
                 NOAM GOTTESMAN

                             Joint Filer Information

NAME: Pierre Lagrange

ADDRESS:  c/o GLG Partners LP
           1 Curzon Street
           London W1J 5HB
           England

DESIGNATED FILER: GLG Partners LP

ISSUER AND TICKER SYMBOL: Bookham Inc. (BKHM)

DATE OF EVENT REQUIRING STATEMENT: December 21, 2005

SIGNATURE:        /s/ Pierre Lagrange
                 --------------------------
                 PIERRE LAGRANGE

                            Joint Filer Information

NAME: Emmanuel Roman

ADDRESS:  c/o GLG Partners LP
           1 Curzon Street
           London W1J 5HB
           England

DESIGNATED FILER: GLG Partners LP

ISSUER AND TICKER SYMBOL: Bookham Inc. (BKHM)

DATE OF EVENT REQUIRING STATEMENT: December 21, 2005

SIGNATURE:        /s/ Emmanuel Roman
                 -----------------------
                 EMMANUEL ROMAN